EXHIBIT 10.25

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2003

ARTICLE I
Establishment and Purpose	Page 3

ARTICLE II
Definitions	Page 3

ARTICLE III
Eligibility and Participation	Page 9

ARTICLE IV
Deferral Elections, Company Contributions, Account Valuation	Page 9

ARTICLE V
Distributions and Withdrawals	Page 14

ARTICLE VI
Administration	Page 17

ARTICLE VII
Amendment and Termination	Page 18

ARTICLE VIII
Informal Funding	Page 19

ARTICLE IX
Claims	Page 20

ARTICLE X
General Conditions	Page 21

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

HomeBanc Mortgage Corporation (the “Company”) hereby adopts the HomeBanc Mortgage Corporation Deferred Compensation Plan (the “Plan”), effective January 1, 2003 (the “Effective Date”). The purpose of the Plan is to provide each Participant with an opportunity to defer receipt of a portion of their salary, bonus, commissions and other specified cash compensation. The Plan is not intended to meet the qualification requirements of Section 401 (a) of the Internal Revenue Code, but is intended to be an unfunded arrangement providing deferred compensation to eligible employees who are part of a select group of management or highly compensated employees of the Company within the meaning of Sections 201, 301 and 401 of ERISA. The Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a “top hat” plan, and to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded “top hat” plans.

ARTICLE II

DEFINITIONS

2.1	Account Balance. Account Balance means, with respect to the Deferred Compensation Account or a Sub-Account, the total value of all the Investment Options in which the Participant Deferrals and Company Contributions (if any), have been Deemed Invested as of a specific date, taking into account the value of all distributions from that Account or Sub-Account to the specific date.

2.2	Allocation Election. Allocation Election means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals and/or existing Account Balances are Deemed Invested for purposes of determining earnings in a particular Sub-Account.

2.3	Allocation Election Form. Allocation Election Form means the form (or Website screen) approved by the Plan Administrator on which the Participant makes an Allocation Election, Rebalances a Sub-Account, or elects a Transfer.

2.4	Annual Valuation Date. Annual Valuation Date shall mean the anniversary of the Termination Valuation Date or In-Service Distribution Valuation Date utilized to determine the amount of an annual installment payment.

2.5	Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant on the form designated by the Plan Administrator to receive benefits

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

to which a Beneficiary is entitled under and in accordance with provisions of the Plan. The Participant’s estate shall be the Beneficiary if:

a.	the Participant has not designated a natural person or trust as Beneficiary, or

b.	the designated Beneficiary has predeceased the Participant.

2.6	Change in Control. Change in Control means the occurrence of: (a) any merge or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), (b) any sale or transfer by the Company of all or substantially all of its assets, or (c) any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company.

2.7	Chief Executive Officer. Chief Executive Officer means the individual who performs the functions of a Chief Executive Officer for the Company.

2.8	Code. Code means the Internal Revenue Code, as amended from time to time.

2.9	Company. Company means HomeBanc Mortgage Corporation.

2.10	Company Contributions. Company Contributions means credits made by the Company to a Participant’s Retirement/Termination Sub-Account other than Participant Deferrals.

2.11	Company Discretionary Contributions. Company Discretionary Contributions shall mean a type of Company Contribution made to specific Participants, at a time and in an amount determined in the sole discretion of the Company in accordance with Section 4.3 of the Plan.

2.12	Compensation. Compensation shall mean, for purposes of this Plan, base salary (including any deferred salary under a Code Section 401 (k) or 125 plan), bonus, commissions, and such other cash compensation (if any) approved by the Plan Administrator as Compensation for purposes of this Plan.

2.13

Compensation Deferral Agreement. Compensation Deferral Agreement (or the “Agreement”) shall mean such form(s) furnished by the Plan Administrator (or screens on the Participant Website approved by the Plan Administrator), on

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

which a Participant elects: (a) the amount of Participant Deferral; (b) In-Service Distribution Dates; and (c) the Form of Payment elections for Retirement/Termination Benefits and In-Service Distributions. The Allocation Election Form may be part of the Compensation Deferral Agreement, in the discretion of the Plan Administrator. The Compensation Deferral Agreement serves as a participation agreement. The Participant’s signature on the Agreement (or electronic submission of the electronic form of the Agreement) signifies his or her agreement to participate in the Plan and authorizes the Company, Committee, and Plan Administrator to administer the Plan in accordance with its terms.

2.14	Death Benefit. Death Benefit shall mean a distribution of the total amount of the Participant’s Deferred Compensation Account Balance, including any remaining unpaid In-Service Account balances, to the Participant’s Beneficiary(ies) in accordance with Article V of the Plan.

2.15	Deemed Investment. A Deemed Investment (or “Deemed Invested”) shall mean the notional conversion of a dollar amount of deferred Compensation and Company Contributions credited to a Participant’s Deferred Compensation Account into shares or units (or a fraction of such measures of ownership, if applicable) of the underlying investment (e.g. mutual fund or other investment) which is referred to by the Investment Option(s) selected by the Participant. The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, for a distribution) at the purchase price, as of the close of business of the day on which the Deemed Investment occurs. At no time shall a Participant have any real or beneficial ownership in the actual investment to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

2.16	Deferred Compensation Account (“Account”). A Participant’s Deferred Compensation Account shall mean the aggregate of all Sub-Accounts maintained for Participant deferrals and Company Contributions, together with a record of Deemed Investments in accordance with Participants’ Allocation Elections, minus any withdrawals or distributions from said Account. The Account, and all component Sub-Accounts, shall be a bookkeeping account utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Account, and all Sub-Accounts, shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, amounts credited thereto shall not be considered “plan assets” for ERISA purposes.

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

2.17	Deferred Compensation Committee or “Committee”. Deferred Compensation Committee, or “Committee” means a committee of at least three (3) officers of the Company appointed by the Compensation Committee of the Board or the Chief Executive Officer, who shall serve until the earlier of termination of service or appointment of a replacement by the Compensation Committee of the Board or the Chief Executive Officer.

2.18	Disability. Disability means that a Participant has been determined to have incurred total and permanent disability such that the Participant qualifies for benefits under the Company’s long-term disability (“LTD”) group plan in which the Participant participates as of the date of total and permanent disability:

2.19	Eligible Employee. Eligible Employee means an Employee who is part of a select group of management or highly compensated employees of the Company within the meaning of Sections 201, 301 and 401 of ERISA, and who is selected by the Plan Administrator to participate in the Plan.

2.20	Employee. Employee means a full-time employee of the Company or any subsidiary or affiliated company of the Company.

2.21	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.22	Form of Payment. Form of Payment means a payment schedule elected by the Participant for his or her In-Service Distribution or Retirement/ Termination Distribution. Permissible Form of Payment options are:

a.	In-Service Distributions

i.	A single lump sum

ii.	2-5 annual installments

b.	Retirement/Termination Distributions

i.	A single lump sum

ii.	A partial lump sum (designated in a percentage)

iii.	2-15 annual installments (also applies to balance remaining after a partial lump sum)

2.23	In-Service Distribution. In-Service Distribution shall mean a payment by the Company to the Participant following a date elected by the Participant (the In-Service Distribution Date) of the amount represented by the account balance in the In-Service Sub-Account pertaining to that In-Service Distribution. In-Service Distributions shall be made in accordance with Participants’ In-Service Distribution form of payment election.

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

2.24	In-Service Sub-Account. In-Service Sub-Account shall mean a separate Sub-Account of the Deferred Compensation Account, created whenever a Participant elects a new In-Service Distribution Date (not already established with a Sub-Account) with respect to a portion, or all, of his or her deferral contributions, to which such portion of deferral specified by the Participant is credited and Deemed Invested in accordance with the Participant’s Allocation Election.

2.25	In-Service Distribution Date. In-Service Distribution Date shall mean the date selected by the Participant, following which the In-Service Distribution Sub-Account Balance shall be distributed in accordance with the Plan.

2.26	In-Service Distribution Valuation Date. In-Service Distribution Valuation Date shall mean the last day of the calendar month in which the In-Service Distribution Date falls.

2.27	Investment Option. Investment Option shall mean a security or other investment such as a mutual fund, life insurance sub-account, or other investment approved by the Plan Administrator for use as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be valued in the Participant’s Account or Sub-Account. The Participant has no real or beneficial ownership in the security or other investment represented by the Investment Option.

2.28	Participant. Participant means an Eligible Employee who: (1) is selected to participate in this Plan in accordance with Section 3.1 and has elected to defer Compensation in accordance with the Plan in any Plan Year; (2) has received a Company Discretionary Contribution; or (3) has an Account Balance in his or her Deferred Compensation Account, including, any Sub-Account, greater than zero prior to his or her death. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.29	Participant Deferral. Participant Deferral shall mean Compensation which a Participant elects to defer (postpone current enjoyment of). The Participant Deferral will be credited to the Sub-Account elected by the Participant to be paid in accordance with the Plan.

2.30	Plan. Plan means the HomeBanc Mortgage Corporation Deffered Compensation Plan as documented herein and as may be amended from time to time hereafter.

2.31

Plan Administrator. Plan Administrator shall mean a person or persons appointed by the Deferred Compensation Committee who is responsible for the day-to-day decision making, record keeping, and administration of the Plan;

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

provided, that the Plan Administrator may delegate duties of the Plan Administrator to employees or others to assist in the administration of the Plan.

2.32	Plan Year. Plan Year means January 1 through December 31.

2.33	Rebalance. Rebalance means an Allocation Election which pertains to a Participant’s then existing Sub-Account and which reallocates the Sub-Account Balance among Investment Options available in the Plan.

2.34	Retirement. Retirement shall mean the voluntary termination of employment with the Company upon reaching age 65, or after reaching age 55 with ten (10) years of service with the Company. Retirement shall also mean such involuntary terminations as are designated as, a Retirement for purposes of this Plan in the sole discretion of the Committee.

2.35	Retirement/Termination Distribution. Retirement/Termination Distribution shall mean a distribution of the vested portion of the Participant’s Deferred Compensation Account Balance, including all unpaid In-Service Sub-Account balances, to the Participant in accordance with the Participant’s Form of Payment election or as specified in Article V of the Plan.

2.36	Retirement/Termination Sub-Account. Retirement/Termination Sub-Account shall mean that portion of the Deferred Compensation Account not allocated to In-Service Sub-Accounts.

2.37	Retirement/Termination Valuation Date. Retirement/Termination Valuation Date shall mean the last day of the calendar month in which Termination of Employment or Retirement occurs,

2.38	Sub-Account. Sub-Account means a portion of the Deferred Compensation Account maintained separately by the Plan Administrator in order to properly administer the Plan. Sub-Accounts are either In-Service Sub-Accounts or the Retirement/ Termination Sub-Account.

2.39	Termination of Employment. Termination of Employment shall mean the termination of a Participant’s employment with the Company (or its subsidiary or affiliated company that is the Participant’s employer), for any reason except Retirement.

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

2.40	Transfer. Transfer means a partial Allocation Election with respect to a Participant’s then existing Sub-Account where a Participant transfers a portion of the Sub-Account balance from one Investment Option to another.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1	Eligibility and Participation. Each Eligible Employee, determined in the sole discretion of the Committee shall be eligible to participate in this Plan.

3.2	Duration. Once an Employee becomes a Participant, such Employee shall continue to be a Participant so long as he or she is entitled to receive benefits hereunder, notwithstanding any subsequent Termination of Employment.

3.3	Revocation of Future Participation. Notwithstanding the provisions of Section 3.2, the Committee may revoke such Participant’s eligibility to make future deferrals under this Plan. Such revocation will not affect in any manner a Participant’s Deferred Compensation Account or other terms of this Plan.

3.4	Notification. Each newly Eligible Employee shall be notified by the Plan Administrator, in writing, of his or her eligibility to participate in this Plan.

ARTICLE IV

DEFERRAL ELECTIONS, COMPANY CONTRIBUTIONS, AND PARTICIPANT ACCOUNT

VALUATION

4.1	Participant Deferral Elections

(a)

A Participant shall make Participant Deferral elections under the Plan by completing and submitting to the Plan Administrator a written Compensation Deferral Agreement provided by the Plan Administrator (or completing and electronically submitting the deferral election screen on the Participant website, when made available by the Plan Administrator). Participant Deferral elections shall be made during an annual enrollment period which shall end no later than the last day of the calendar year preceding the Plan Year to which they apply. Other cash Compensation Participant Deferral elections (if any are permitted by the Plan Administrator) shall be made prior to the time such amounts have been earned, during special enrollment periods announced by the Plan Administrator. Notwithstanding the foregoing, an Eligible Employee who

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

becomes eligible to be a Participant during any Plan Year may, in the initial year of eligibility only, make Participant Deferral elections with respect to Compensation which will be paid during the balance of such Plan Year but after such elections in such Plan Year, within 30 days of the date of notification of eligibility as required in Section 3.4 of the Plan.

(b)	Participant Deferral elections shall be for a Plan Year, and shall remain in effect from Plan Year to Plan Year unless modified or revoked by the Participant in writing on such forms as may be prescribed by the Plan Administrator (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available) during an enrollment period. Such modification or revocation shall become effective on the first day of the Plan Year following the date of the modification or revocation.

(c)	A Participant Deferral election shall designate the amount of Compensation to be deferred in whole percentages. A Participant may defer up to 75% of his or her base salary and commissions, and up to 100% of his or her bonus to be paid during the Plan Year to which the election refers. A Participant may elect different percentages for salary, commissions, and bonus. The minimum annual deferral amount for all forms of Compensation combined is $5,000.

(d)	The foregoing notwithstanding, in the event a Participant’s deferral election results in insufficient non-deferred Compensation from which to withhold taxes in accordance with applicable law, the deferral election shall be reduced as necessary to allow the Company to satisfy tax withholding requirements.

(e)

Participant Deferrals pertaining to base salary shall be deducted on a pro rata basis from a Participant’s base salary for each pay period during the Plan Year, and the amount deferred shall be credited to the Participant’s Retirement/Termination Sub-Account or In-Service Sub-Account(s), and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business on the date it would otherwise have been paid as Compensation to the Participant. Participant Deferrals pertaining to bonus or commission shall be deducted from the Participant’s bonus or commission on the date of payment, and the amount deferred shall be credited to the Participant’s Retirement/Termination Sub-Account or In-Service Sub-Account(s), and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

on the date it would otherwise have been paid as Compensation to the Participant.

(f)	The Compensation Deferral Agreement shall indicate the Participant’s Form of Payment election for his or her Retirement/Termination Distribution. An election of a Form of Payment shall pertain to the entire Retirement/Termination Sub-Account Balance. A Participant shall be permitted to change his or her Form of Payment election at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the Participant’s date of Retirement or Termination of Employment. Any Form of Payment election made within thirteen months of Retirement or Termination of Employment shall be null and void, and the most recent Form of Payment election which is dated at least thirteen months prior to Retirement or Termination of Employment will be in effect. If no valid Form of Payment election exists, then the distribution will be made in a single lump sum.

4.2	In-Service Distribution Date Election.

(a)	The Compensation Deferral Agreement shall also indicate the Participant’s election of In-Service Distribution Date(s) (if any). An In-Service Distribution election shall pertain to such portion of deferred Compensation for the Plan Year as elected by the Participant and shall cause an In-Service Sub-Account to be established (unless such Sub-Account already exists), to which such portion of deferred Compensation shall be credited. In the event an In-Service Sub-Account has already been established for the In-Service Distribution Date referred to in the deferral election, such portion of deferred Compensation shall be credited to the existing In-Service Sub-Account:

(b)	A Participant may maintain up to four (4) In-Service Sub-Accounts.

(c)	A Participant may extend an In-Service Distribution Date once only, as follows:

(i)

An In-Service Distribution Date extension may be made by submitting a new Compensation Deferral Agreement or such other form as may be provided for In-Service Distribution Date changes by the Plan Administrator (or completing and electronically

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

submitting the appropriate screen on the Participant website, when available) at any time, so long as the date that such form is submitted to the Plan Administrator is at least thirteen (13) months prior to the In-Service Distribution Date being changed; and

(ii)	The In-Service Distribution Date must be extended by at least one year, but it may not be accelerated.

(d)	The In-Service Distribution Date may be cancelled, even after a change by submitting a new Compensation Deferral Agreement or such other form as may be provided for In-Service Distribution Date changes by the Plan Administrator (or completing and electronically submitting the appropriate screen on the Participant website, when available. A cancellation of an In-Service Distribution Date shall cause the In-Service Sub-Account associated with it to be merged into the Retirement/Termination Sub-Account.

(e)	Extending or canceling an In-Service Distribution Date in accordance with the Plan is specific to the In-Service Distribution to which it refers, and shall not affect other In-Service Distributions or the ability of the Participant to make new In-Service Distribution elections with respect to new deferral contributions.

(f)	Any portion of a deferral not credited to an In-Service Distribution Sub-Account will be credited to the Retirement/Termination Sub-Account.

(g)	The Compensation Deferral Agreement shall also indicate the Participant’s election of Form of Payment for each In-Service Distribution Date. A Participant shall be permitted to change his or her Form of Payment election for an In-Service Distribution at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the In-Service Distribution Date.

4.3	Company Discretionary Contributions and Vesting

(a)

The Company may, in its sole and absolute discretion, make Company Discretionary Contributions to one, some, or all Participant(s) by crediting to said Participants’ Retirement/Termination Sub-Accounts an amount determined in the sole and absolute discretion of the Company. The Company shall be under no obligation to make Company Discretionary

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

Contributions unless it so obligates itself under an employment agreement or other agreement. Company Discretionary Contributions and Deemed Investment earnings thereon shall be subject to a vesting schedule.

(b)	Deemed Investments shall be made in the same manner as for deferrals (Section 4.1 of the Plan) on the date the Company Discretionary Contribution is credited to the Participant’s Termination Benefit Sub-Account.

(c)	The Company Discretionary Contributions and earnings thereon are subject to vesting schedules unique to each Contribution. Vesting schedules will be promulgated in writing if, and when, Company Discretionary Contributions are made, and will be distributed to each Participant for whom such a Contribution is made.

4.4	Allocation Elections and Valuation of Accounts

(a)	A Participant shall elect Investment Options from a menu provided by the Plan Administrator. The initial election shall be made on the Allocation Election form approved by the Plan Administrator (or Allocation Election Screen on the Participant website approved by the Plan Administrator) and shall specify the allocations among the Investment Options elected. A Participant may make different Allocation Elections for each Sub-Account. A Participant’s Sub-Accounts shall be valued as the sum of the value of all Deemed Investments minus any withdrawals or distributions from said Sub-Account. Investment Options shall be utilized to determine the earnings attributable to the sub-account. Elections, of Investment Options do not represent actual ownership of, or any ownership rights in or to, the securities or other investments to which the Investment Options refer, nor is the Company in any way bound or directed to make actual investments corresponding to Deemed Investments.

(b)	The Committee, in its sole discretion, shall be permitted to add or remove; Investment’ Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change. Any unallocated portion of a Sub-Account or any unallocated portion of new deferrals shall be Deemed Invested in an Investment Option referring to a money market based fund or sub-account.

(c)	A Participant may make a new Allocation Election with respect to future deferrals, and may Rebalance or Transfer funds in any of his or her Sub-Accounts,

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

provided that such new allocations, Rebalances or Transfers shall be in increments of one percent (1%), and Rebalances and Transfers apply to the entire Sub-Account Balance. New Allocation Elections, Rebalances, and Transfers may be made on any business day, and will become effective on the same business day or, in the case of Allocation Elections received after a cut-off time established by the Plan Administrator, the following business day.

(d)	Notwithstanding anything in this Section to the contrary, the Company shall have the sole and exclusive authority to invest any or all amounts deferred in any manner, regardless of any Allocation Elections by any Participant. A Participant’s Allocation Election shall be used solely for purposes of determining the value of such Participant’s Sub-Accounts and the amount of the corresponding liability of the Company in accordance with this Plan.

4.5	Prohibition Against Modifications to deferral elections. A Participant may not modify or revoke a Participant Deferral election during a Plan Year by changing the amount of the Compensation deferral except in the case of severe financial hardship and then only with the approval of the Plan Administrator which it may or may not give in its sole discretion.

ARTICLE V

DISTRIBUTIONS AND WITHDRAWALS

5.1	In-Service Distributions.

(a)	In the event an In-Service Distribution Sub-Account Balance shall be less than $10,000 on the initial In-Service Distribution Valuation Date, the In-Service Distribution shall be made in a single lump sum as soon as administratively practicable following the In-Service Distribution Valuation Date. Otherwise, each In-Service Distribution shall be paid in accordance with the payment schedule election made with respect thereto, beginning as soon as administratively practicable following the In-Service Distribution Valuation Date. In the event a Participant has elected installment payments for an In-Service Distribution, the installment payments shall be determined as set forth in Section 5.3 of the Plan.

(b)

Notwithstanding a Participant’s election to receive an In-Service Distribution, all In-Service Distribution Sub-Account Balances shall be distributable as part of a Retirement/Termination, Death, or Disability Distribution if the

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

triggering date for such Retirement/ Termination, Death, or Disability occurs prior to the completion of payment(s) elected in connection with any In-Service Distribution Date.

5.2	Retirement/Termination Distribution. Upon Retirement or Termination of Employment (except “within two years of a Change in Control) the Participant shall receive the vested balance in his or her Deferred Compensation Account, including all Sub-Account Balances, in accordance with his or her Form of Payment election. The Retirement/ Termination Distribution will be made (or the first payment will be made) in accordance with the Participant’s Form of Payment election as soon as administratively practicable following the Retirement/Termination Valuation Date.

5.3	Installment Payments. If the Participant has elected installment payments for his or her Retirement/Termination Distribution or an In-Service Distribution, annual cash payments will be made beginning as soon as administratively practicable following the applicable Valuation Date (Retirement/Termination or In-Service) or, in the event of a partial lump sum election, following the first anniversary of the partial lump sum payment made following Retirement or Termination of Employment. Such payments shall continue annually on or about the anniversary of the previous installment payment until the number of installment payments elected has been paid. The installment payment amount shall be determined annually as the result of a calculation, performed on the Annual Valuation Date, where (i) is divided by (ii):

(i)	equals the value of the applicable Sub-Account, on the Annual Valuation Date; and

(ii)	equals the remaining number of installment payments.

5.4	Small Account Balance Lump Sum Payment. In the event that a Participant’s Retirement/Termination Sub-Account Balance is less than $25,000 or a Participant’s In-Service Distribution Sub-Account Balance is less than $10,000 on the initial Retirement/Termination or In-Service Distribution Valuation Date, the Retirement/Termination Distribution or In-Service Distribution, as applicable, shall be paid in a lump sum and any Form of Payment election to the contrary shall be null and void.

5.5	Disability Distribution. In the event of Disability, a Participant shall receive a distribution equal to the Deferred Compensation Account Balance, including all Sub-Accounts, paid as though it were a Retirement/Termination Benefit.

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

5.6	Death Benefit. In the event of a Participant’s death prior to Retirement, Termination of Employment or before complete distribution of any In-Service Distribution or Retirement/ Termination Distribution, such Participant’s Beneficiary, named on the most recently filed Beneficiary Designation Form, shall be paid a Death Benefit in the amount of the remaining Deferred Compensation Account Balance, including all Sub-Accounts, in a single lump sum as soon as practicable following the end of the month in which the Participant’s death occurred. The Valuation Date for purposes of determining the, Death Benefit shall be the last day of the month in which the Participant’s death occurs.

5.7	Hardship Withdrawal. A Participant may request, in writing to the Committee, a distribution under the Plan if the Participant experiences a “financial hardship”. A financial hardship is an unanticipated emergency that is caused by an event beyond the control of a Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. The Committee, in its sole discretion, shall determine whether a Participant has experienced a financial hardship. The amount of any distribution for financial hardship is limited to the amount of the severe financial need, which cannot be met with other resources of the Participant. The amount of such hardship distribution shall be subtracted first from the vested portion of the Participant’s Retirement/Termination Sub-Account until depleted and then from the In- Service Distribution Sub-Accounts (if any) beginning with the most distant. Values for purposes of administering this Section shall be determined on the date the Committee approves the amount of the hardship withdrawal, or such other date determined by the Plan Administrator.

5.8	Voluntary Withdrawal. A Participant who is an active employee may request, in writing to the Plan Administrator, to have up to 100% of the vested portion of his or her Deferred Compensation Account Balance distributed to him or her at any time and for any reason, subject to a penalty of 10% of the amount distributed. The penalty shall be forfeited to the Company. There is a minimum withdrawal amount of $5,000. Participant Deferral elections shall be revoked for the balance of the Plan Year in which such withdrawal is made and not permitted for the following Plan Year. The amount of such voluntary withdrawal shall be subtracted first from the vested portion of the Participant’s Retirement/Termination Sub-Account until depleted and then from the In-Service Sub-Accounts (if any) beginning with the most distant. Values for purposes of administering this Section shall be determined on the date the Plan Administrator approves the amount of the withdrawal, or such, other date determined by the Plan Administrator.

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

5.9	Court Order. In the event a Court of competent jurisdiction orders a division of “plan assets” or a distribution of a Participant’s Deferred Compensation Account Balance, or portion thereof, pursuant to a QDRO or other valid Judgment or Court Order, the Plan Administrator shall treat such request as though it were a request for a Hardship Withdrawal which satisfied the requirements of an unforeseen severe financial hardship and was approved by the Committee, and make a distribution to the Participant in the amount necessary to satisfy the QDRO, Judgment or Court Order.

5.10	Pro-rata Subtraction from Investment Options. In the event a distribution under this Article V (e.g. an installment payment, hardship or voluntary withdrawal, etc.) is less than the. entire Sub-Account Balance and the Sub-Account is allocated over more than one Investment Option, the distribution shall be subtracted from each Investment Option in a pro-rata manner determined in the sole discretion of the Plan Administrator.

ARTICLE VI

ADMINISTRATION

6.1	Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in Article IX.

6.2	Withholding. The Company (or its subsidiary or affiliated company that is or was the Participant’s employer) shall have the right to withhold from any payment made under the Plan (or any amount deferred into the Plan) any taxes required by law to be withheld in respect of such payment (or deferral).

6.3

Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which is delegated duties, responsibilities, and authority with respect to administration of the Plan, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

6.4	Expenses. The expenses of administering the Plan shall be paid by the Company.

6.5	Delegation of Authority. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

6.6	Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1	Amendment and Termination. The Plan is intended to be permanent, but the Committee may at any time modify, amend, or terminate the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. Notwithstanding the foregoing, the Committee shall be permitted upon Plan termination to instruct the Plan Administrator to pay each Participant (without such Participant’s consent) a lump sum in the amount of such Participant’s Account Balance as of the date of such Plan termination.

7.2

Adverse Income Tax Determination. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of amounts payable under the Plan, or if legislation is passed which causes current income taxation of Participant Deferrals, Company Contributions, and/or the investment earnings

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

attributed thereto due to any Participant withdrawal right or other Plan provision, the Committee, in its sole discretion, may terminate the Plan or such Participant’s participation in the Plan, and/or may declare null and void any Plan provision with respect to affected Participants. In addition, it is intended that this Plan comply with all provisions of the Internal Revenue Code and regulations and rulings in effect from time to time regarding the permissible deferral of compensation and taxes thereon, and it is understood that this Plan does so comply. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Deferred Compensation Committee, in its sole discretion, may choose to terminate the Plan or it may (to the extent it deems practicable) give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan.

ARTICLE VIII

INFORMAL FUNDING

8.1	General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the Company, or a Rabbi Trust created by the Company for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse or Beneficiary shall have any right, title or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any if its subsidiaries or affiliated companies and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

8.2	Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no - obligation to establish any such trust or any other informal funding vehicle.

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

ARTICLE IX

CLAIMS

9.1	Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (“Claimant”). Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan document shall be cited and, where appropriate, an explanation as to how the Claimant can perfect the claim will be provided, including a description of any additional material or information necessary to complete the claim, and an explanation of why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. This notice of denial of benefits will be provided within 90 days of the Plan Administrator’s receipt of the Claimant’s claim for benefits. If the Plan Administrator fails to notify the Claimant of its decision regarding the Claimant’s claim, the claim shall be considered denied, and the Claimant shall then be permitted to proceed with an appeal as provided in this Article. If the Plan Administrator determines that it needs additional time to review the claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

9.3	Appeal. A Claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written appeal with the Plan Administrator no later than sixty (60) days after: (a) receipt of the written notification of such claim denial, or (b) the lapse of ninety (90) days without an announced decision notice of extension. A Claimant who timely requests a review of his or her denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Plan Administrator. Following its review of any additional information submitted by the Claimant, the Plan Administrator shall render a decision on its review of the denied claim in the following manner:

(a)	The Plan Administrator shall make its decision regarding the merits of the denied claim within 60 days following his receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). It shall deliver the decision to the Claimant in writing. If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the determination on review.

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

(b)	The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(c)	The decision on review shall set forth a specific reason for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

(d)	The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant to the Claimant’s claim for benefits.

(e)	The decision on review will include a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(f)	A Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.

ARTICLE X

GENERAL CONDITIONS

10.1

Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner,

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

10.2	No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any of its subsidiaries or affiliated companies. The right and power of the Company (or any of its subsidiaries or affiliated companies that is the Employee’s employer) to dismiss or discharge an Employee is expressly reserved.

10.3	No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Company or any of its subsidiaries or affiliated companies.

10.4	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.5	Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

10.6	Governing Law. To the extent not preempted by ERISA, the laws of the State of Georgia shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted, effective as of January 1, 2003.

HOMEBANC MORTGAGE CORPORATION

By:	/s/ STEVE R. MCLELLAN

Its:	EVP & CFO
ATTEST:	/s/